Securities and Exchange Commission
Washington, D.C.

Form 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

First Trust Exchange-Traded Fund VI
(Exact name of registrant as specified in its charter)
Massachusetts	See Exhibit 1
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
120 East Liberty Drive, Suite 400, Wheaton, Illinois	60187
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares of Beneficial Interest, $.01 par value per share, of First Trust Bloomberg Shareholder Yield ETF (formerly Large Cap US Equity Select ETF)	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.--

[X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.--

[  ]

Securities Act registration statement file number to which this form relates: 333-182308.

Securities to be registered pursuant to Section 12(g) of the Act:

None
Title of Each Class to be Registered

Information Required in Registration Statement

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereunder are common shares of beneficial interest, $.01 par value per share (the “Shares”) of the First Trust Bloomberg Shareholder Yield ETF (formerly Large Cap US Equity Select ETF) (the “Fund”), a series of the First Trust Exchange-Traded Fund VI (the “Registrant”). This amendment is being filed in connection with a change to the name and investment objective of the Large Cap US Equity Select ETF. Upon the effectiveness of the Registration Statement referenced below, the Large Cap US Equity Select ETF will be known as First Trust Bloomberg Shareholder Yield ETF. The Trust has filed an amendment to its application for listing of the Shares of the Fund which has been approved by The Nasdaq Stock Market LLC. An application for listing of the Shares of the Fund has been filed with and approved by The NASDAQ Stock Market LLC. A description of the Shares is contained in the Preliminary Prospectus, which is a part of the Registration Statement on Form N-1A (Registration Nos. 333-182308 and 811-22717), filed with the Securities and Exchange Commission on February 29, 2024. Such description is incorporated by reference herein.

Item 2.	Exhibits

Pursuant to the “Instruction as to Exhibits” of Form 8-A, no exhibits are filed herewith or incorporated by reference.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

First Trust Exchange-Traded Fund VI

By:	/s/ W. Scott Jardine
W. Scott Jardine, Secretary

March 4, 2024

Exhibit 1

Fund	I.R.S. Employer Identification No.
First Trust Bloomberg Shareholder Yield ETF	37-1858034